                                  EXHIBIT 21.

                              List of Subsidiaries

                                   EXHIBIT 21

                                                             STATE OR OTHER
  SUBSIDIARIES AND                                          JURISDICTION IN
  AFFILIATES OF MAPCO INC.                                  WHICH INCORPORATED
  ------------------------                                  ------------------
         MAPCO Alaska Inc.                                  Alaska
         MAPCO Alaska Petroleum Inc.                        Alaska
         MAPCO Ammonia Pipeline Inc.                        Delaware
         MAPCO Coal Inc.                                    Delaware
         MAPCO Coal International Inc.                      Barbados
         MAPCO Equities Inc.                                Oklahoma
         MAPCO Express Inc.                                 Alaska
         MAPCO Fertilizer Inc.                              Delaware
         MAPCO Gas Inc.                                     Delaware
         MAPCO Impressions Inc.                             Oklahoma
         MAPCO Inc.                                         Nevada
         MAPCO Indonesia Inc.                               Delaware
         MAPCO Indonesia Inc.                               Grand Cayman Islands
         MAPCO International Inc.                           Delaware
         MAPCO Intrastate Pipeline Company, Inc.            Kansas
         MAPCO Land & Development Corporation               Delaware
         MAPCO Land Corporation                             Delaware
         MAPCO Minerals Corporation                         Delaware
         MAPCO Natural Gas Liquids Inc.                     Delaware
         MAPCO Oil & Gas Company                            Delaware
         MAPCO Petroleum Inc.                               Delaware
         MAPCO Petroleum Pipeline Systems, Inc.             Delaware
         MAPCO Purchasing Company                           Delaware
(5)      Ark City Tank Storage Company                      Arkansas
(1)      Cari International Mining Corporation              Delaware
         Denali Pipeline Company                            Alaska
         Flat Gap Mining Company                            Delaware
         Garrett County Coal Corporation                    Delaware
         Gibson County Coal Corporation                     Delaware
         Juarez Pipeline Company                            Delaware
(5)      LEXAS OIL, L.L.C.                                  Oklahoma
         Martiki Coal Corporation                           Delaware
         Martiki-Pochahontas Partnership                    Kentucky
         MC Mining, Inc.                                    Delaware
         Mettiki Coal Corporation                           Delaware
         Mid-America Pipeline Company                       Delaware
         Mt. Vernon Coal Transfer Company                   Delaware
(2)      Permac, Inc.                                       Virginia
         Pontiki Coal Corporation                           Delaware
         Posey County Coal Corporation                      Delaware
(2)      Race Fork Coal Corporation                         Virginia
(2)      Raven Coal Co.                                     Delaware
         REP Sales, Inc.                                    West Virginia
(6)      Rio Grande Pipeline Company, PT                    Texas
         Scotts Branch Co.                                  Delaware
(3)      Seminole Pipeline Company                          Delaware
(4)      South Atlantic Coal Company, Inc.                  Virginia
         Thermogas Company                                  Delaware
         Toptiki Coal Corporation                           Delaware
         Valley Towing Service, Inc.                        Tennessee
         Webster County Coal Corporation                    Kentucky
         White County Coal Corporation                      Delaware

(1)      80% stock by Garrett County Coal Corporation.
(2)      100% stock ownership by South Atlantic Coal Company, Inc.
(3)      A consolidated affiliate with 80% ownership effective as of 1/91.
(4) 50% stock ownership by MAPCO Coal Inc. and 50% stock ownership by REP Sales, Inc.
(5)      50% ownership by MAPCO Petroleum Inc.
(6)      Texas Partnership, 45% stock ownership by Juarez Pipeline Company.